EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF PALMETTO BANCSHARES, INC. PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, as the chief executive officer and chief accounting officer of Palmetto Bancshares, Inc., certify that the Annual Report on Form 10-K for the year ended December 31, 2008, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Palmetto Bancshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ L. LEON PATTERSON
L. Leon Patterson
Chairman and Chief Executive Officer
Palmetto Bancshares, Inc.

/s/ PAUL W. STRINGER
Paul W. Stringer
President and Chief Operating Officer,
Chief Accounting Officer
Palmetto Bancshares, Inc.

Dated: March 16, 2009